UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2024

SPLASH BEVERAGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-40471	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221 Fort Lauderdale, Florida 33316
(Address of Principal Executive Offices)

(954) 745-5815
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBEV	NYSE American LLC
Warrants to purchase shares of common stock	SBEV-WT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 24, 2024, the Board of Directors of Splash Beverage Group, Inc. (the “Company”) appointed Julius Ivancsits to serve as Chief Financial Officer of the Company.

Prior to joining the Company, Mr. Ivancsits was the Chief Financial Officer of HEXO Corporation, from May 2022 to July 2023, assisting HEXO in its successful sale to Tilray brands in 2023. He founded and has been serving as the managing director at endurance CFO Advisory Services since the HEXO sale. Prior to his time at HEXO he served as the Chief Financial Officer at Goba Capital from 2021 until 2022, as the Chief Financial Officer at AlpHa Measurement Solutions, LLC from 2019 until 2021, and as the Chief Financial Officer at Be Green Packaging from 2017 until 2019. He also served in multiple roles at CPKelco with progressively increasing experience. Mr. Ivancsits has a BS in Business from Eastern Illinois University.

There is no arrangement or understanding between Mr. Ivancsits and any other persons, pursuant to which he was selected as Chief Financial Officer. Mr. Ivancsits has not engaged in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. There are no family relationships between Mr. Ivancsits and any director or executive officer of the Company.

In connection with Mr. Ivancsits’ employment as Chief Financial Officer of the Company, Mr. Ivancsits and the Company entered into an employment agreement (the “Ivancsits Employment Agreement”), dated as of April 22, 2024, and effective as of April 24, 2024. Pursuant to the Ivancsits Employment Agreement, Mr. Ivancsits is entitled to an annual base salary of $325,000, less applicable payroll deductions and tax withholdings, with the ability to receive additional bonuses, subject to certain terms and conditions, as compensation for his duties as Chief Financial Officer of the Company. Mr. Ivancsits was also granted 750,000 options to acquire shares of common stock of the Company, with such shares vesting in 250,000 share increments annually (with the first vest to occur on April 24, 2024). Mr. Ivancsits will serve as Chief Financial Officer until the earlier of his death, resignation, or removal.

The foregoing description of the Ivancsits Employment Agreement is qualified in its entirety by reference to the full text of the Ivancsits Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Item 7.01 Regulation FD Disclosure

On April 24, 2024, the Company issued a press release announcing the appointment of Julius Ivancsits as the Chief Financial Officer.

A copy of the above-mentioned press release is attached herewith as Exhibit 99.1.

Item 9.01 Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated April 22, 2024, by and between the Company and Julius Ivancsits
99.1	Press Release dated April 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPLASH BEVERAGE GROUP, INC.

Dated: April 25, 2024	By:	/s/ Robert Nistico
	Name:	Robert Nistico
	Title:	Chief Executive Officer